Exhibit 10.5

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of November 4, 2003, among U.S. Restaurant Properties, Inc., a Maryland corporation (the “Parent”), USRP (JV1), LLC, a Texas limited liability company and wholly-owned subsidiary of the Parent (the “Company”), and Harbilan Corporation, a Florida corporation (collectively, including its successors and assigns, the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Parent desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Parent securities of the Parent, and the Company desires to purchase the Subscription Securities, each as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parent, the Company and the Purchaser agree as follows:

ARTICLE I
DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Articles Supplementary (as defined herein), and (b) the following terms have the meanings indicated in this Section 1.1:

“Actual Minimum” means, as of any date, the maximum aggregate number of Underlying Shares then issued or potentially issuable in the future upon conversion of all shares of Preferred Stock.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.  With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Agent” shall have the meaning ascribed to such term in Section 2.2(f).

“Articles Supplementary” means the Articles Supplementary relating to the Preferred Stock, in the form of Exhibit A attached hereto.

“Cash Consideration” means $51,842,853.

“Closing” means the Closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the date of the Closing.

“Commission” means the Securities and Exchange Commission.

“Commitment Letter” shall have the meaning ascribed to such term in Section 2.2(f).

“Common Stock” means the common stock of the Parent, par value $0.001 per share, and any securities into which such common stock shall hereinafter been reclassified into.

“Company Counsel” means Locke Liddell & Saap LLP, outside counsel to the Parent and the Company, with offices at 2200 Ross Avenue, Suite 2200, Dallas, Texas 75201-6776.

“Credit Agreement” shall have the meaning ascribed to such term in Section 2.2(f).

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Lenders” shall have the meaning ascribed to such term in Section 2.2(f).

“Liens” shall have the meaning ascribed to such term in Section 3.1(a).

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including without limitation costs of preparation and reasonable attorneys’ fees.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“MVA” means Moore & Van Allen, PLLC with offices at Suite 4700, 100 North Tryon Street, Charlotte, North Carolina 28202.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” means the Parent’s $1.93 Series A Cumulative Convertible Preferred Stock sold hereunder having the rights, preferences and privileges set forth in the Articles Supplementary.

“Preferred Stock Consideration” means $8,592,438.

“Principal Market” initially means the New York Stock Exchange and shall also include the NASDAQ Small-Cap Market, the American Stock Exchange or the NASDAQ National Market, whichever is at the time the principal trading exchange or market for the Common Stock and the Preferred Stock, based upon share volume.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus Supplement” means a supplemental prospectus to be filed by the Parent with the Commission pursuant to Rule 424 of the Securities Act, specifically relating to the issuance of the Preferred Stock to the Purchaser.

“Registration Statement” means the shelf registration statement filed by the Parent on Form S-3 (Registration No. 333-66371) and subsequent amendments thereto.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(i).

“Securities” means the Preferred Stock and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Principal Market (or any successor entity) from the shareholders of the Parent with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Underlying Shares in excess of 20% of the Parent’s issued and outstanding Common Stock on the Closing Date.

“Subscription Securities” shall mean all of the Purchaser’s entire right, title and interest in its limited partnership interests in USRP/HCI Partnership 1, L.P., which represents the amount to be exchanged by the Purchaser for the consideration from the Company described in Section 2.1(a)(ii).

“Subscription Fee” shall have the meaning ascribed to such term in Section 2.2(f).

“Subsidiary” means any subsidiary of the Parent that is required to be listed in Schedule 3.1(a).

“Trading Day” means any day during which the Principal Market shall be open for business.

“Transaction Documents” means this Agreement, the Articles Supplementary, the Credit Agreement (as defined herein) and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Shares” means the shares of Common Stock issuable upon conversion of the Preferred Stock.

ARTICLE II
EXCHANGE, PURCHASE AND SALE

2.1           Purchase; Sale; Exchange and Investment.  Upon the terms and subject to the conditions set forth herein, concurrent with the execution and delivery of this Agreement by the parties hereto or such other time as shall be agreed to by the parties hereto,

(a)           (i) the Purchaser shall tender to the Parent the Preferred Stock Consideration by wire transfer of immediately available funds to an account designated by the Parent; and (ii) the Parent shall issue 404,350 shares of Preferred Stock to the Purchaser; and

(b)           (i) the Purchaser shall tender to the Company the Subscription Securities; and (ii) the Company shall pay the Cash Consideration to the Purchaser by wire transfer of immediately available funds to an account designated in writing by the Purchaser.

2.2           Proration of Priority Distribution.  In addition to tendering the Subscription Securities provided in Section 2.1(a)(i), the Company shall also pay to the Purchaser the Priority Distribution (as defined in the USRP/HCI Partnership 1, L.P. partnership agreement) for the relevant period, prorated for the number of days between October 20, 2003 and the Closing Date, which the Company and the Purchaser hereby agree shall be equal to $213,642.  The Company shall not be entitled to the Buyout Price (as defined in the USRP/HCI Partnership 1, L.P. partnership agreement).

2.3           Conditions to Closing.  The Closing is subject to the satisfaction or waiver by the party to be benefited thereby of the following conditions:

(a)           The Parent and the Company shall have delivered or caused to be delivered to the Purchaser the following:

(i)            this Agreement duly executed by the Parent and the Company;

(ii)           evidence of the transfer of 404,350 shares of Preferred Stock to the Purchaser’s account at the Depository Trust Company; and

(iii)          a legal opinion of Company Counsel, in the form of Exhibit B attached hereto, addressed to the Purchaser;

(iv)          the Prospectus Supplement, a copy of which shall have been filed by the Parent with the Commission on or prior to the Closing Date;

(v)           a certificate dated the Closing Date, executed by an officer of the Parent satisfactory to the Purchaser, to the effect that the conditions set forth in subsections (c) and (d) of this Section 3.3 have been satisfied; and

(vi)          a certificate dated the Closing Date, executed by the Secretary of each entity, to the effect that (A) the Certificate of Incorporation and By-laws of each entity shall have not been amended since the date upon which certified copies of each had been delivered to Purchaser and remain in full force and effect and (B) the officer executing this Agreement on behalf of each entity is duly elected and hold the office set forth therein, with copies of resolutions approved by the Board of Directors of each entity attached as an exhibit thereto.

(b)           At the Closing, the Purchaser shall have delivered or caused to be delivered to the Parent and the Company the following:

(i)            this Agreement duly executed by the Purchaser;

(ii)           the Preferred Stock Consideration; and

(iii)          the Purchaser’s Subscription Securities, evidenced by delivery to the Company of a certificate or certificates evidencing the Purchaser’s interest in units of USRP/HCI Partnership 1, L.P.

(c)           All representations and warranties of the other party contained herein shall remain true and correct as of the applicable Closing Date.

(d)           There shall have been no Material Adverse Effect (as defined in Section 3.1(b)) with respect to the Parent and the Company from June 30, 2003 through the date hereof.

(e)           From the date hereof to the Closing Date, trading in the Common Stock or the Preferred Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Parent, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on the Principal Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the shares of Preferred Stock at the Closing.

(f)            The Parent shall have entered into a credit agreement (“Credit Agreement”) with Bank of America, N.A., as agent (the “Agent”), and other lenders parties thereto (collectively, the “Lenders”) in accordance with the terms of that certain commitment letter dated October 2, 2003 (the “Commitment Letter”) between the Company and the Lenders and that certain summary of terms and conditions attached to the Commitment Letter.  On the Closing Date, the Credit Agreement shall be in full force and effect.  The Credit Agreement shall provide for an aggregate of not less than $50,000,000 of revolving credit commitments (of which not less than $20,000,000 shall remain undrawn both before and after giving effect to the transactions contemplated to occur on the Closing Date).  On the Closing Date, the Parent shall have issued a term loan note to the Agent in an amount of not less than $35,000,000 under the Credit Agreement and shall have paid via wire transfer of immediately available funds to the Agent the sum of $500,000 (the “Subscription Fee”) in consideration for advisory services associated with transactions contemplated under the Credit Agreement and this Agreement.  All of the terms and conditions of the Credit Agreement and other documents related thereto shall be satisfactory to the Purchaser.

(g)           On or before the Closing Date, the Parent shall have prepared and filed with the Principal Market an additional shares listing application covering (A) at least

404,350 shares of Preferred Stock and (B) a number of shares of the Common Stock at least equal to the Actual Minimum on the date of such application.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Parent and Company.  Except as set forth under the corresponding section of the disclosure schedules delivered to the Purchaser concurrently herewith (the “Disclosure Schedules”), the Parent and the Company hereby make the following representations and warranties to the Purchaser:

(a)           Subsidiaries.  The Parent and the Company have no direct or indirect subsidiaries.  The Parent and the Company own, directly or indirectly, all of the capital stock or other equity interests of each of their respective Subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction (collectively, “Liens”), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.  If the Parent and the Company have no subsidiaries, then references in the Transaction Documents to the Subsidiaries will be disregarded.

(b)           Organization and Qualification.  Each of the Parent, the Company and their respective Subsidiaries is an entity duly incorporated or otherwise organized, validly existing, as applicable, and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Parent, the Company nor any of their respective Subsidiaries is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Parent, the Company and their respective Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to, individually or in the aggregate: (i) adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in or be reasonably likely to have or result in a material adverse effect on the results of operations, assets, business, condition or prospects (financial or otherwise) of the Parent, the Company and their respective Subsidiaries, taken as a whole, or (iii) adversely impair the Parent’s or the Company’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c)           Authorization: Enforcement.  The Parent and the Company each has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder.  The execution and delivery of each of the Transaction Documents by the Parent and the Company and the consummation by them of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of the Parent and the Company and no further consent or action is required by the Parent or the Company, other than the Required Approvals.  Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Parent and the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of each of the Parent and the Company enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and general principles of equity.

(d)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Parent and the Company and the consummation by the Parent and the Company of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Parent’s, Company’s or any of their respective Subsidiaries’ certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Parent, Company or Subsidiary debt or otherwise) or other understanding to which the Parent, Company or any of their respective Subsidiaries is a party or by which any property or asset of the Parent, Company or any of their respective Subsidiaries is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority as currently in effect to which the Parent, Company or their respective Subsidiaries is subject (including federal and state securities laws and regulations), or by which any property or asset of the Parent, Company or their respective Subsidiaries is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not reasonably be expected to, individually or in the aggregate, have or result in a Material Adverse Effect.

(e)           Filings.  Consents and Approvals.  Neither the Parent, Company nor any of their respective Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Parent and the Company of the Transaction Documents, other than (i)  the Parent’s filing with the Commission of the Prospectus Supplement, (ii) the application(s) to each applicable Principal Market for the listing of the additional shares of Preferred Stock for trading thereon in the time and manner required thereby, and (iii) applicable Blue Sky filings (collectively, the “Required Approvals”).

(f)            Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, other than any Liens created or permitted to exist by the Purchaser.  The Parent has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Actual Minimum on the date hereof.

(g)           Capitalization.  The number of shares and type of all authorized, issued and outstanding capital stock of the Parent is set forth in the Disclosure Schedules.  No securities of the Parent are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities, there are no outstanding options other than as set forth in the SEC Reports, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Parent or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.  The issuance and sale of the Securities will not obligate the Parent to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of the Parent securities to adjust the exercise, conversion, exchange or reset price under such securities.

(h)           Registration Statement.

(i)                                     The Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Parent, threatened by the Commission; and the Registration Statement and Prospectus Supplement (as amended or supplemented if the Parent shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act, and the rules and regulations of the Commission thereunder, and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus Supplement and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Prospectus Supplement, as amended or supplemented at the Closing Date, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii)                                  The documents incorporated by reference in the Registration Statement, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii)                               The financial statements, and the related notes thereto, included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Parent and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis except as set forth in the notes thereto, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein.

(iv)                              Since the respective dates as of which information is given in the Registration Statement or the Prospectus Supplement, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, financial position, stockholders’ equity or results of operations of the Parent and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Registration Statement or the Prospectus Supplement; and except as set forth or contemplated in the Registration Statement or Prospectus Supplement neither the Parent nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Parent and its subsidiaries taken as a whole.

(i)            SEC Reports: Financial Statements.  Except as set forth in the Disclosure Schedules, the Parent has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Parent was required by law to file such material) (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  The Parent has made available to the Purchaser a copy of all SEC Reports filed within the 10 days preceding the date hereof.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Parent included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Parent and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(j)            Material Changes.  Except as set forth in the Disclosure Schedules, since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports or the Prospectus Supplement: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Parent has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Parent’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Parent has not altered its method of accounting or the identity of its auditors, (iv) other than in the ordinary course of business, the Parent has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Parent has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Parent stock option or similar plans.

(k)           Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Parent, threatened against or affecting the

Parent, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Parent nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  The Parent does not have pending before the Commission any request for confidential treatment of information.  There has not been, and to the knowledge of the Parent, there is not pending or contemplated, any investigation by the Commission involving the Parent or any current or former director or officer of the Parent.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Parent or any Subsidiary under the Exchange Act or the Securities Act.

(l)            Compliance.  Except as set forth in the SEC Reports, neither the Parent nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Parent or any Subsidiary under), nor has the Parent or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, except in each case as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

(m)          Labor Relations.  No material labor dispute exists or, to the knowledge of the Parent, is imminent with respect to any of the employees of the Parent.

(n)           Regulatory Permits.  The Parent and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Parent nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o)           Title to Assets.  Except as set forth in the Disclosure Schedules, the Parent and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Parent and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Parent and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Parent and the Subsidiaries.  Except in each case as could not, individually or in the aggregate, have or result in a Material Adverse Effect, any real property and facilities held under lease by the Parent and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Parent and the Subsidiaries are in material compliance.

(p)           Patents and Trademarks.  To the knowledge of the Parent, the Parent and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Parent nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Parent or any Subsidiary violates or infringes upon the rights of any Person.  To the knowledge of the Parent, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(q)           Insurance.  The Parent and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Parent and the Subsidiaries are engaged.  A list of the Parent’s insurance contracts and policies are set forth on the Disclosure Schedules.  To the best of Parent’s knowledge, such insurance contracts and policies are accurate and complete.  Neither the Parent nor any Subsidiary has any knowledge that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r)            Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the executive officers or directors of the Parent and, to the knowledge of the Parent, none of the employees of the Parent is presently a party to any transaction with the Parent or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Parent, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(s)           Internal Accounting Controls.  Except as set forth in the SEC Reports, the Parent and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Parent to arise, between the accountants and lawyers formerly or presently employed by the Parent and the Parent is current with respect to any fees owed to its accountants and lawyers.  Except as set forth in the SEC Reports, the Parent has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Parent and designed such disclosures controls and procedures to ensure that material information relating to the Parent, including its subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Parent’s Form 10-K or 10-Q, as the case may be, is being prepared.  The Parent’s certifying officers have evaluated the effectiveness of the Parent’s controls and procedures as of a date within 90 days prior to the filing date of the Form 10-K for the fiscal year ended December 31, 2002 (such date, the “Evaluation Date”).  The Parent presented in the Form 10-K for the fiscal year ended December 31, 2002 the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Parent’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, the Parent’s knowledge, in other factors that could significantly affect the Parent’s internal controls.

(t)            Solvency/Indebtedness.  Based on the financial condition of the Parent as of the Closing Date: (i) the fair market value of the Parent’s assets exceeds the amount that will be required to be paid on or in respect of the Parent’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Parent’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Parent, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Parent, together with the proceeds the Parent would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.  The Parent does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Parent has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  The SEC Reports set forth as of the date thereof all outstanding secured and unsecured Indebtedness of the Parent or any Subsidiary, or for which the Parent or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Parent’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Parent nor any Subsidiary is in default with respect to any Indebtedness.

(u)           Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Parent to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and the Parent has not taken any action that would cause any Purchaser to be liable for any such fees or commissions.  The Parent agrees that the Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of any Person for fees of the type contemplated by this Section with the transactions contemplated by this Agreement.

(v)           Principal Market; Approvals.  The issuance and sale of the Preferred Stock hereunder does not contravene the rules and regulations of the Principal Market and no Stockholder Approval is required (i) in connection with the issuance and sale of the Preferred Stock contemplated by this Agreement, and (ii) for the Parent to fulfill its obligations under the Transaction Documents.

(w)          Listing and Maintenance Requirements.  Except as set forth in the Disclosure Schedules, the Parent has not, in the 12 months preceding the date hereof, received notice from any Principal Market on which the Common Stock or Preferred Stock is or has been listed or quoted to the effect that the Parent is not in compliance with the listing or maintenance requirements of such Principal Market.  The Parent is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(x)            Registration Rights.  Except as set forth in the Disclosure Schedules, the Parent has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Parent registered with the Commission or any other governmental authority that have not been satisfied.

(y)           Application of Takeover Protections.  The Parent and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Parent’s Restated Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Parent fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Parent’s issuance of the Securities and the Purchaser’s ownership of the Securities.

(z)            Disclosure.  The Parent confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that constitutes or might constitute material, nonpublic information.  The Parent understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Parent.  All disclosure provided to the Purchaser regarding the Parent, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Parent with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The Parent acknowledges and agrees that the Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

(aa)         Form S-3 Eligibility.  The eligibility requirements for use of Form S-3, including both the registrant and the transaction requirements of General Instructions I. A. and I. B. of Form S-3 promulgated under the Securities Act, are satisfied for purposes of registering the Preferred Stock for sale to the Purchaser.

(bb)         Seniority.  As of the date of this Agreement, no other equity of the Parent is senior to the Preferred Stock in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise.

(cc)         Tax Status.  The Parent and each of its Subsidiaries has made or filed all material federal, state and foreign income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Parent and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Parent know of no basis for any such claim.  The Parent has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statue or local tax.  None of the Parent’s tax returns is presently being audited by any taxing authority.

(dd)         Acknowledgment Regarding Purchaser’s Purchase of Securities.  The Parent acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Parent further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Parent (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by the Purchaser or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Purchaser’s purchase of the Preferred Stock.  The Parent further represents to the Purchaser that the Parent’s decision to enter into this Agreement has been based solely on the independent evaluation of the Parent and its representatives.

(ee)         Acknowledgment of Dilution.  The Parent acknowledges that the issuance of the Securities will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The Parent further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Parent.

(ff)           Representations and Warranties in Other Agreements.  The representations and warranties made by the Parent and its subsidiaries in the Credit Agreement and in any other agreements, instruments or certificates delivered pursuant hereto or thereto, are true and correct in all material respects (except where any such representation and warranty is stated as being true only as of a specific date, in which case such representation and warranty was true and correct in all material respects on such date).

3.2           Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to the Parent and the Company as follows:

(a)           Organization: Authority.  The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder.  The purchase by the Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of the Purchaser.  Each of this Agreement and the Registration Agreement has been duly executed by such Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms.

(b)           Ownership of the Limited Partner Interest; Encumbrances.  As of the date hereof, the Purchaser is the holder of record and beneficial owner of one-hundred percent (100%) of the

Subscription Securities.  At the Closing, the Company will receive good and valid title to the Subscription Securities, free and clear of any liens, charges, pledges, encumbrances, claims, security interests, restrictions, rights of first refusal, defects in title or options of any kind.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.

(a)           The Purchaser agrees to the imprinting of the following legend on any certificate evidencing the Securities:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE COMPANY’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE CHARTER OF THE CORPORATION, NO PERSON MAY (1) BENEFICIALLY OWN SHARES OF STOCK IN EXCESS OF 9.8% (OR SUCH OTHER PERCENTAGE AS MAY BE PROVIDED IN THE CHARTER OF THE CORPORATION) OF THE AGRREGATE VALUE OF ALL OUTSTANDING STOCK OR (2) BENEFICIALLY OWN STOCK THAT WOULD RESULT IN THE COMPANY BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE. ANY PERSON WHO ATTEMPTS TO BENEFECIALLY OWN SHARES OF STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE COMPANY. IF THE RESTRICTIONS ON OWNERSHIP OR TRANSFER ARE VIOLATED, THE SHARES OF STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY CONVERTED INTO SHARES OF EXCESS STOCK WHICH WILL BE HELD IN TRUST BY THE COMPANY. THE COMPANY HAS THE OPTION TO REDEEM SHARES OF EXCESS STOCK UNDER CERTAIN CIRCUMSTANCES. ALL TERMS IN THIS LEGEND NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASCRIBED THERETO IN THE COMPANY’S CHARTER, AS THE SAME MAY BE FURTHER AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON OWNERSHIP AND TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS.

(b)           Certificates evidencing Underlying Shares shall not contain any legend (other than the legend described in Section 4.1(a)): (i) while a registration statement (including the Registration Statement and Underlying Shares Registration Statement) covering the resale of the Preferred Stock or the Underlying Shares, as the case may be, is effective under the Securities Act, or (ii) following any sale of the Securities pursuant to Rule 144, or (iii) if such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission).  If all or any shares of Preferred Stock are converted at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144(k) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations thereof) then such Underlying Shares shall be issued free of all legends.  The Parent agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Parent or the Parent’s transfer agent of a certificate representing Securities issued with a restrictive legend, deliver or cause to be delivered to the Purchaser a certificate representing such Securities that is free from all restrictive and other legends.  The Parent may not make any notation on its records or give instructions to any transfer agent of the Parent that enlarge the restrictions on transfer set forth in this Section.

4.2           Furnishing of Information.  As long as the Purchaser owns Securities, the Parent covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Parent after the date hereof pursuant to the Exchange Act.  Upon the request of any Purchaser, the Parent shall deliver to such Purchaser a written certification of a duly authorized officer as to whether it has complied with the preceding sentence.  As long as any Purchaser owns Securities, if the Parent is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Securities under Rule 144.  The Parent further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3           Integration.  The Parent shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Parent shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Principal Market.

4.4           Reservation and Listing of Securities.

(a)           The Parent shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

(b)           If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Actual Minimum on such date, minus (ii) the number of shares of Common Stock previously issued pursuant to the Transaction Documents, then the Board of Directors of the Parent shall use commercially reasonable efforts to amend the Parent’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Actual Minimum at such time (minus the number of shares of Common Stock previously issued pursuant to the Transaction Documents), as soon as possible and in any event not later than the 75th day after such date; provided that the Parent will not be required at any time to authorize a number of shares of Common Stock greater than the maximum remaining number of shares of Common Stock that could possibly be issued after such time pursuant to the Transaction Documents.

(c)           The Parent shall: (i) take all steps necessary to cause such shares of Preferred Stock and Common Stock to be approved for listing on the Principal Market as soon as possible after the Closing Date, (ii) provide to the Purchaser evidence of such listing, and (iii) use reasonable efforts to maintain the listing of such Preferred Stock and Common Stock on such Principal Market or another Principal Market.

4.5           Securities Laws Disclosure: Publicity.  The Parent shall, within one Trading Day after the Closing Date, issue a press release or file a Current Report on Form 8-K reasonably acceptable to the Purchaser disclosing all material terms of the transactions contemplated hereby.  The Parent and the Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby.  Notwithstanding the foregoing, other than in the Registration Statement and filings related thereto, the Parent shall not publicly disclose the name of the Purchaser or the terms hereof, or include the name of the Purchaser or the terms hereof in any filing with the Commission or any regulatory agency or Principal Market, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or Principal Market regulations, in which case the Parent shall provide the Purchaser with prior notice of such disclosure.

4.6           Non-Public Information.  The Parent covenants and agrees that neither it nor any other Person acting on its behalf will provide the Purchaser or its agents or counsel with any information that the Parent believes constitutes material non-public information, unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Parent understands and confirms that the Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Parent.

4.7           Reimbursement.  If the Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Parent, solely as a result of such Purchaser’s acquisition of the Preferred Stock under this Agreement and without causation by any other activity, obligation, condition or liability pertaining to the Purchaser and not to the transactions contemplated by this Agreement, the Parent will reimburse the Purchaser, to the extent such reimbursement is not provided for in Section 4.8, for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.  The reimbursement obligations of the Parent under this paragraph shall be in addition to any liability which the Parent may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchaser who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchaser and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Parent, the Purchaser and any such Affiliate and any such Person.  The Parent also agrees that neither the Purchaser nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Parent or any Person asserting claims on behalf of or in right of the Parent solely as a result of acquiring the Preferred Stock under this Agreement.

4.8           Indemnification of Purchaser.  Subject to the provisions of this Section 4.8, the Parent and the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, partners, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Parent and the Company in this Agreement or in the other Transaction Documents.  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Parent in writing, and the Parent and/or the Company shall have the right to assume the defense thereof with counsel of its own choosing.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Parent in writing, (ii) the Parent or the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Parent or the Company and the position of such Purchaser Party.  The Parent and the Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by an Purchaser Party effected without the Parent’s prior written consent; or (ii) to the extent that any loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser in this Agreement or in the other Transaction Documents.

4.9           Indemnification of Parent and Company.  Subject to the provisions of this Section 4.9, the Purchaser will indemnify and hold the Parent and the Company and each of their respective directors, officers, shareholders, partners, employees and agents (each, a “Parent-Company Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Parent-Company Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Purchaser in this Agreement or in the other Transaction Documents, other than the Credit Agreement.  If any action shall be brought against any Parent-Company Party in respect of which indemnity may be sought pursuant to this Agreement, such Parent-Company Party shall promptly notify the Purchaser in writing, and the Purchaser shall have the right to assume the defense thereof with counsel of its own choosing.  Any Parent-Company Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Parent-Company Party except to the extent that (i) the employment thereof has been specifically authorized by the Purchaser in writing, (ii) the Purchaser has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Purchaser and the position of such Parent-Company Party.  The Purchaser will not be liable to any Parent-Company Party under this Agreement (i) for any settlement by an Parent-Company Party effected without the Purchaser’s prior written consent; or (ii) to the extent that any loss, claim, damage or liability is attributable to any Parent-Company Party’s breach of any of the representations, warranties, covenants or agreements made by the Parent or the Company in this Agreement or in the other Transaction Documents.

4.10         Shareholders Rights Plan.  In the event that a shareholders rights plan is adopted by the Parent, no claim will be made or enforced by the Parent or any other Person that any Purchaser is an “Acquiring Person” under the plan or in any way could be deemed to trigger the provisions of such plan by virtue of receiving Securities under the Transaction Documents.

ARTICLE V
MISCELLANEOUS

5.1           Reserved.

5.2           Fees and Expenses.  The Parent agrees to reimburse the Purchaser for all of its out of pocket costs and expenses (including reasonable fees and expenses of its counsel) incurred in connection with the transactions contemplated by this Agreement on or prior to the Closing.  The Parent shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Parent shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.

5.3           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature pages hereto prior to 5:30 p.m.  (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m.  (New York City time) on any Trading Day, or (c) the Trading Day following the date of mailing, if sent by U.S.  nationally recognized overnight courier service.  The addresses for such notices and communications are those set forth on the signature pages hereof, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

5.5           Amendments: Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Parent, Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6           Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.7           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Parent and the Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser.  The Purchaser may assign its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities.

5.8           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8.

5.9           Governing Law: Venue: Waiver of Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10         Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery, exercise and/or conversion of the Securities, as applicable.

5.11         Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.12         Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.13         Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Parent and/or the Company does not timely perform their related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Parent, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, in the case of a rescission of a conversion of the Preferred Stock, the Purchaser shall be required to return any shares of Common Stock subject to such conversion or exercise notice.

5.14         Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Parent shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Parent of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

5.15         Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser, the Parent and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16         Payment Set Aside.  To the extent that the Parent or the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Parent or the Company, as the case may be, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17         Liquidated Damages.  The Parent’s and the Company’s obligations to pay any liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Parent and the Company and shall not terminate until all unpaid liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such liquidated damages or other amounts are due and payable shall have been canceled.

5.18         Tax Information.  Notwithstanding any provisions herein to the contrary or in any other agreement to which a party hereto is bound, the parties hereto and their respective Affiliates (and the respective partners, directors, officers, employees, agents, advisors and other representatives of each of the foregoing and their Affiliates) may disclose to any and all Persons, without limitation of any kind the “tax treatment” or “tax structure” (as those terms are defined in Treasury Regulation   1.6011-4(c)(8) and (9), respectively) of the transactions contemplated hereby and (b) all materials of any kind (including opinions or other tax analyses) relating to such tax treatment  or tax structure or facts that are provided to any of the Persons referred to above, except that “tax treatment” or “tax structure” shall not include the identity of an existing or future party or its Affiliates.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

U.S. RESTAURANT PROPERTIES, INC.

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

Address for Notice:

12240 Inwood Road, Suite 300

Dallas, Texas 75244

Attn:       Chief Financial Officer

Tel:         (972) 387-1487

Fax:         (972) 490-9119

With a copy to:

Kenneth L. Betts

Locke Liddell & Sapp LLP

2200 Ross Avenue, Suite 2200

Dallas, Texas 75201

Tel:         (214) 740-8743

Fax:         (214) 740-8800

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

USRP (JV1), LLC

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

Address for Notice:

c/o U.S. Restaurant Properties, Inc.

12240 Inwood Road, Suite 300

Dallas, Texas 75244

Attn:       Chief Financial Officer

Tel:         (972) 387-1487

Fax:         (972) 490-9119

With a copy to:

Kenneth L. Betts

Locke Liddell & Sapp LLP

2200 Ross Avenue, Suite 2200

Dallas, Texas 75201

Tel:         (214) 740-8743

Fax:         (214) 740-8800

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HARBILAN CORPORATION

By:
Name:
Title:

Address for Notice:

Harbilan Corporation

c/o Banc of America Securities, LLC

100 N. Tryon St.

NC1-007-11-07

Charlotte, NC  28255

Attention: Robert W. Long, Jr., Managing Director

Tel:         (704) 386-8467

Fax:         (704) 386-3215

With a copy to:

John S. Chinuntdet

Moore & Van Allen, PLLC

100 North Tryon Street

Suite 4700

Charlotte, NC  28202

Tel:         (704) 331-3502

Fax:         (704) 378-1950

[PURCHASER’S SIGNATURE PAGE]

Exhibit A

Articles Supplementary

Exhibit B

Form of Legal Opinion